INUVO, INC.
500 President Clinton Avenue, STE 300, Little Rock, Arkansas 72201

Grant Date:
Optionee Name:
Optionee Address:

Congratulations. You have been granted a Nonqualified Stock Option under Inuvo, Inc. 2017 Equity Compensation Plan (the “Plan”) on the following terms:

1.Number of Shares. The number of shares of Common Stock of Inuvo, Inc. (“Shares”) that you may purchase under this Option is:

2.Exercise Price. The exercise price to purchase Shares under this Option is: $_______ per Share, the fair market value on the Grant Date.

3.Vesting. This Option will vest and become exercisable as follows:

4.Lapse. This Option will lapse and cease to be exercisable upon:

5.Taxation. This Option is a Nonqualified Option. You will have taxable income upon the exercise of this Option. At that time, you must pay to the Company an amount equal to the required federal, state and local tax withholding less any withholding otherwise made from your salary or bonus. If, for any reason, the Company is unable to withhold all or any portion of the amount required to be withheld, then you (or any person who may exercise this Option) agree to pay an amount equal to the withholding required to be made less the amount actually withheld by the Company. You must satisfy any relevant withholding requirements before the Company issues Shares to you.

6.Exercise. This Option may be exercised by the delivery of this Agreement with the notice of exercise attached hereto properly completed and signed by you to the Secretary of the Company, together with the aggregate Exercise Price for the number of Shares as to which the Option is being exercised, after the Option has become exercisable and before it has ceased to be exercisable. The Exercise Price must be paid (i) in cash, (ii) by authorizing a third party with which you have a brokerage or similar account to sell the Shares (or a sufficient portion of such Shares) acquired upon the exercise of the Option and remit to the Company a portion of the sale proceeds sufficient to pay the entire Exercise Price to the Company, (iii) by delivering Shares that have an aggregate Fair Market Value on the date of exercise equal to the Exercise Price; (iv) by authorizing the Company to withhold from the total number of Shares as to which the Option is being exercised the number of Shares having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price for the total number of Shares as to which the Option is being exercised, or (v) by any combination of (i), (ii), (iii), and (iv). In the case of an election pursuant to (i) above, cash shall mean cash or check made payable to Inuvo, Inc. In the case of payment pursuant to (ii) or (iii) above, your authorization must be made on or prior to the date of exercise and shall be irrevocable.

7.No Transfer. This Option may not be sold, pledged nor otherwise transferred other than by will or the laws of descent and distribution; and it may only be exercised during your lifetime by you. Notwithstanding the foregoing, you may transfer this Option either (a) to members of your immediate family (as defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended), to one or more trusts for the benefit of such family members, or to partnerships or other entities in which such family members are the only partners or owners, provided that you do not receive any consideration for the transfer, or (b) with the prior written approval of the committee appointed by the Board of Directors to administer the Plan. Any option held by a transferee remains subject to the same terms and conditions that applied immediately prior to transfer based on the transferor’s continuing relationship with the Company. This Agreement is neither a negotiable instrument nor a security (as such term is defined in Article 8 of the Uniform Commercial Code).

8.Not An Employment Agreement. This Agreement is not an employment agreement and nothing contained herein gives you any right to continue to be employed by or provide services to the Company or affects the right of the Company to terminate your employment or other relationship with you.

9.Forfeiture Conditions. Notwithstanding any provision herein to the contrary, in the event of termination of your employment for Cause, the breach of any non-competition or confidentiality restrictions applicable to you, or your participation in an activity that is deemed by the Committee to be detrimental to the Company, (i) your right to exercise any unexercised portion of the Option shall immediately terminate and all rights thereunder shall cease, (ii) your right to receive an issuance of Shares upon settlement of the Option shall immediately terminate, and, (iii) if the Option has been exercised, in whole or in part, then either (A) the Shares issued upon exercise of the Option shall be forfeited and returned to the Company and you shall be repaid the lesser of (x) the then-current Fair Market Value per Share or (y) the Exercise Price paid for such Option Shares, or (B) you will be required to pay to the Company in cash an amount equal to the gain realized by you from the exercise of such Option (measured by the difference between the Fair Market Value of the Option Shares on the date of exercise and the Exercise Price paid by you).

10.Plan Controls. The terms of this Agreement are subject to, and controlled by, the terms of the Plan, as it is now in effect or may be amended from time to time hereafter, which are incorporated herein as if they were set forth in full. Any words or phrases defined in the Plan have the same meanings in this Agreement. A copy of the Plan is attached to this Agreement. You should read the entire Plan to familiarize yourself with its terms and conditions.

11.Miscellaneous. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter. This Agreement may not be amended or terminated except by a writing signed by the party against whom any such amendment or termination is sought. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. This Agreement shall be governed by the laws of the State of Nevada.

    Please acknowledge your acceptance of this Agreement by signing the enclosed copy in the space provided below and returning it promptly to the Company.

INUVO, INC.
By:_______________________________ _______________________________
John Pisaris General Counsel and Secretary

Accepted and Agreed to as of the date first set forth above:
_____________________________ ____________________________________
Optionee Signature

OPTION EXERCISE FORM

    The undersigned hereby exercises the right to purchase ____________________ shares of Common Stock of Inuvo, Inc. pursuant to the Award Agreement dated ______________under the Inuvo, Inc. 2017 Equity Compensation Plan.

Approved by (President, CEO or
EVP/Secretary):

____________________________________        _____________________________________
Optionee Signature                    Date            Signature                                Date

Sign and complete this Option Exercise Form and deliver it to:

Inuvo, Inc.
Attn: General Counsel and Secretary
500 President Clinton Avenue, STE 300,
Little Rock, Arkansas 72201

together with the option price in cash (i) in cash, (ii) by authorizing a third party with which you have a brokerage or similar account to sell the Shares (or a sufficient portion of such Shares) acquired upon the exercise of the Option and remit to the Company a portion of the sale proceeds sufficient to pay the entire Exercise Price to the Company, (iii) by delivering Shares that have an aggregate Fair Market Value on the date of exercise equal to the Exercise Price; (iv) by authorizing the Company to withhold from the total number of Shares as to which the Option is being exercised the number of Shares having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price for the total number of Shares as to which the Option is being exercised, or (v) by any combination of (i), (ii), (iii), and (iv).